Exhibit 99.1

Merrill Lynch Reports First Quarter 2008 Net Loss from Continuing Operations of $1.97 Billion

Record Quarterly Net Revenues in Global Wealth Management

NEW YORK--(BUSINESS WIRE)--Merrill Lynch (NYSE: MER) today reported a net loss from continuing operations for the first quarter of 2008 of $1.97 billion, or $2.20 per diluted share, compared to net earnings from continuing operations of $2.03 billion, or $2.12 per diluted share for the first quarter of 2007. Merrill Lynch’s net loss for the first quarter of 2008 was $1.96 billion, or $2.19 per diluted share, compared to net earnings of $2.16 billion, or $2.26 per diluted share for the year-ago quarter.

In this challenging market environment, which continued to deteriorate during the quarter, first quarter 2008 net revenues were $2.9 billion, down 69% from the prior-year period, primarily due to net write-downs totaling $1.5 billion related to U.S. ABS CDOs(1) and credit valuation adjustments of negative $3.0 billion related to hedges with financial guarantors, most of which related to U.S. super senior ABS CDOs. To a lesser extent, net revenues were also impacted by net write-downs related to leveraged finance and residential mortgage exposures, which were offset by a net benefit of $2.1 billion due to the impact of the widening of Merrill Lynch’s credit spreads on the carrying value of certain of our long-term debt liabilities. Excluding these write-downs, credit valuation adjustments and the net benefit related to long-term debt liabilities, net revenues were $7.4 billion(2), down 26% from the prior-year period.

First Quarter Highlights

  Record quarterly net revenues in Global Wealth Management (“GWM”) with record net interest profit and strong fee-based revenues
  $9 billion of net inflows of client assets into annuitized revenue products and $4 billion net new money, despite challenging market environment

  Significant year-over-year revenue growth from the firm’s investment in BlackRock
  Record net revenues in Rates and Currencies, almost double the year-ago quarter
  Double-digit percentage increases in net revenues from financing and services year-over-year, and highest revenues in cash equities in the Americas and EMEA since 2000 record levels
  Ranked #2 Prime Broker in 2008 Global Custodian prime brokerage survey
  Top 5 rankings in both global debt and equity origination, #1 in completed M&A in EMEA, and #3 in completed M&A in the Pacific Rim
  Healthy investment banking fee pipeline, down just 5% overall from year-end
  Notable strides internationally, particularly in the emerging markets such as Latin America, where net revenues increased nearly 20% from the prior-year quarter

“Despite this quarter’s loss, Merrill Lynch’s underlying businesses produced solid results in a difficult market environment,” said John A. Thain, chairman and chief executive officer. “The firm’s $82 billion excess liquidity pool has increased from year-end levels, and we remain well-capitalized. In addition, our global franchise is positioned strongly for the future, and we continue to invest in key growth areas and regions.”

Business Segment Review:

Global Markets and Investment Banking (GMI)

GMI recorded net revenues of negative $690 million and a pre-tax loss of $4.0 billion for the first quarter of 2008, as the challenging market conditions resulted in net losses in Fixed Income, Currencies and Commodities (FICC) and weaker revenues in Equity Markets and Investment Banking from the prior-year period. GMI’s first quarter net revenues included a net benefit of approximately $2.1 billion (approximately $1.4 billion in FICC and $700 million in Equity Markets) due to the impact of the widening of Merrill Lynch’s credit spreads on the carrying value of certain of our long-term debt liabilities.

  Net revenues from GMI’s three major business lines were as follows:
  FICC net revenues were negative $3.4 billion for the quarter, impacted primarily by net losses related to U.S. ABS CDOs and credit valuation adjustments related to hedges with financial guarantors. To a lesser extent, FICC was impacted by net write-downs related to leveraged finance and residential mortgage exposures. These net write-downs more than offset record net revenues in interest rate products and currencies for the quarter. Net revenues for the other major FICC businesses declined on a year-over-year basis, as the environment for those businesses was materially worse than the year-ago quarter.

U.S. ABS CDOs:

At the end of the first quarter of 2008, net exposures to U.S. ABS CDOs were $6.7 billion, up from $5.1 billion at the end of 2007 as a reduction of hedges more than offset $1.5 billion of net write-downs. Please see attachment V for details related to these exposures.

Financial Guarantors:

During the first quarter of 2008, credit valuation adjustments related to the firm’s hedges with financial guarantors were negative $3.0 billion, including negative $2.2 billion related to U.S. super senior ABS CDOs.

The hedges with financial guarantors related to U.S. super senior ABS CDOs declined to $10.9 billion due to net gains on these hedges and the firm’s decision to consider $1.1 billion notional amount of certain hedges with a highly rated financial guarantor as ineffective, which resulted in a write-off of $45 million. The net gains, coupled with the deteriorating environment for financial guarantors, resulted in credit valuation adjustments of negative $2.2 billion during the 2008 first quarter. As a result, the carrying value of these hedges related to U.S. super senior ABS CDOs was $3.0 billion at quarter end. Please see attachment V for details related to these hedges.

Residential Mortgages:

Net exposures related to U.S. sub-prime residential mortgages declined during the first quarter of 2008 to $1.4 billion, primarily due to additional hedging, asset sales and net write-downs of $306 million during the quarter. Net exposures related to Alt-A residential mortgages increased to $3.2 billion, primarily due to asset purchases that were partially offset by $402 million of net write-downs during the quarter. Net exposures related to prime residential mortgages increased to $30.8 billion, due to new originations with GWM clients. Net exposures related to non-U.S. residential mortgages declined to $8.8 billion primarily due to a whole loan securitization and net write-downs of $105 million, which were partially offset by asset purchases. Please see attachment VI for details related to these exposures.

U.S. Banks Investment Securities Portfolio:

Within the investment securities portfolio of Merrill Lynch’s U.S. banks, net pre-tax write-downs of $3.1 billion were recognized through other comprehensive income/(loss) (OCI) and $421 million through the income statement during the first quarter of 2008. At quarter end, the pre-tax OCI balance related to this portfolio was approximately negative $5.4 billion. This quarter’s write-downs were primarily related to Alt-A residential mortgage-backed securities. Please see attachment VI for details related to these exposures.

Leveraged Finance:

At the end of the 2008 first quarter, leveraged finance commitments were approximately $14 billion, down from approximately $18 billion at the end of 2007. Net write-downs related to these exposures were approximately $925 million during the first quarter of 2008.

Commercial Real Estate:

At quarter end, net exposures related to commercial real estate totaled approximately $21 billion, down from the end of 2007(3), as a number of asset sales during the quarter were partially offset by new originations from First Republic and foreign currency translations. These amounts exclude $4 billion of net exposures sold to GE Capital during the quarter. Net gains related to the firm’s commercial real estate net exposures, excluding ML Capital, were $53 million during the first quarter of 2008.

  Equity Markets net revenues declined 21% from the prior-year quarter to $1.9 billion, as increases from most client-related businesses were more than offset by declines from the principal-related businesses. Net revenues for financing and services and cash equity trading increased year-over-year, while equity-linked trading was down from its strong performance in the first quarter of 2007. The private equity business recorded negative net revenues of $207 million, down approximately $650 million from the prior-year quarter, and net revenues from the Strategic Risk Group and hedge fund investments declined approximately $450 million year-over-year.
  Investment Banking net revenues were $805 million, down 40% from the strong performance in the 2007 first quarter, reflecting lower net revenues in debt and equity origination, as deal volumes for leveraged finance and initial public offerings significantly decreased this quarter from the high activity levels in the year-ago period. While revenues in strategic advisory also declined slightly from the year-ago quarter, the business showed strength, outperforming the decline in industry transaction volumes from the year-ago quarter levels.

Global Wealth Management (GWM)

GWM generated record net revenues for the first quarter of 2008, reflecting continued positive momentum in Global Private Client (GPC) and Global Investment Management (GIM).

  GWM’s first quarter 2008 net revenues were a record at $3.6 billion, up 8% from the first quarter of 2007. GWM’s first quarter 2008 pre-tax earnings of $720 million were down 8% year-over-year, as the firm fully reserved for an $80 million client receivable. The pre-tax profit margin was 20.0%, down from 23.5% in the prior-year period.
  Net revenues from GWM’s major business lines were as follows:

  GPC net revenues for the first quarter were $3.3 billion, up 7% from the prior-year period, reflecting increases across all revenue lines and the inclusion of First Republic revenues. Year-on-year, performance was driven by strong fee-based revenue growth, as well as record net interest revenues driven by the addition of First Republic and increased deposits. Transaction and origination revenues were also up from the prior-year quarter due to increased client transaction volumes in secondary markets, which were partially offset by reduced U.S. origination revenues from closed-end funds and equity products. Net revenues outside the U.S. also rose year-over-year.
  GIM's first quarter 2008 net revenues increased 15% year-over-year to $299 million, due largely to increased revenues from Merrill Lynch's investment in BlackRock.
  Financial Advisor (FA) headcount was 16,660 at quarter-end, a decline of 80 FAs for the quarter, as net positive growth in experienced FAs was more than offset by a strategic decision to accelerate the departure of lower-performing trainees. Excluding this reduction, experienced FA headcount increased by 75 FAs for the quarter.
  Net inflows of client assets into annuitized-revenue products were $9 billion for the first quarter, and total net new money was $4 billion, reflecting GWM’s consistent ability to attract client assets despite market volatility and depreciation.
  Total client assets in GWM accounts at the end of the 2008 first quarter were $1.6 trillion, virtually unchanged year-over-year, as the market depreciation from the end of the first quarter of 2007 was offset by net new money inflows.

Other Items:

Compensation Expenses

Compensation and benefits expenses were $4.2 billion for the first quarter of 2008, down 14% from $4.9 billion in the first quarter of 2007 due to a decline in compensation expense accruals reflecting lower net revenues.

The firm intends to reduce its headcount from year-end levels by approximately 4,000 employees, or 10% excluding FAs and investment associates. Headcount reductions will be targeted in GMI and support areas, and will not impact the firm’s financial advisor or investment associate population. Cost savings from this reduction are expected to be approximately $800 million on an annualized basis, including approximately $600 million for the remainder of 2008. As a result, the firm expects to record a restructuring charge of approximately $350 million in the 2008 second quarter.

Non-compensation Expenses

Total non-compensation expenses were $2.0 billion for the first quarter of 2008, up 10% from the year-ago quarter. Details of the significant changes in non-compensation expenses from the first quarter of 2007 are as follows:

  Communication and technology costs were $555 million, up 16% due primarily to costs related to ongoing technology investments and higher market data information costs.
  Brokerage, clearing, and exchange fees were $387 million, up 25% due to higher exchange fees, brokerage fees and bank fees, primarily associated with increased transaction volumes and increased equity trading activities within GMI.

  Occupancy and related depreciation costs were $309 million, up 17% due principally to higher office rental expenses associated with increased office space, including the impact of First Republic.
  Advertising and market development costs were $176 million, up 14% due primarily to increased deal related expenses within GMI and additional expenses related to First Republic.
  Other expenses were $313 million, down 12% due primarily to lower minority interest expenses associated with certain consolidated investments, partially offset by a reserve related to a client receivable within GWM.

Income Taxes

Income taxes from continuing operations for the first quarter were a net credit of $1.3 billion, reflecting tax benefits associated with the firm’s pre-tax losses. The first quarter effective tax rate was 40%, compared with 30% for the first quarter of 2007. The increase in the effective tax rate reflected changes in the firm’s geographic mix of earnings.

Capital and Liquidity Management

The firm’s liquidity position remained strong with the holding company’s excess liquidity pool at approximately $82 billion, up from the end of 2007.

Merrill Lynch’s active management of equity capital during the 2008 first quarter included the following:

  Issuance of 36.7 million shares of common stock for $1.8 billion in January 2008 as well as an additional 12.5 million shares for $0.6 billion in February 2008 in connection with equity investments from Temasek Holdings; and
  Issuance of 66,000 shares of 9% mandatory convertible preferred stock for an aggregate purchase price of $6.6 billion to long-term investors including the Korea Investment Corporation, Kuwait Investment Authority and Mizuho Corporate Bank. These private placements reflect up to 126 million shares of common stock on an “if-converted” basis.

At the end of the first quarter, book value per share was $25.93, down from $29.34 at the end of 2007. Adjusting for the company’s $6.6 billion mandatory convertible preferred offering on an “if-converted” basis, Merrill Lynch’s adjusted book value per share was $28.93 at the end of the first quarter of 2008(4).

Staffing

Merrill Lynch’s full-time employees totaled 63,100 at the end of the first quarter of 2008, a net decrease of 1,100 during the quarter, primarily related to the discontinuation of mortgage origination at First Franklin and the sale of ML Capital. Future staffing levels will be impacted by the expected headcount reductions in the 2008 second quarter, as described under Compensation Expenses.

John Thain, chairman and chief executive officer, and Nelson Chai, executive vice president and chief financial officer, will host a conference call today at 8:00 a.m. ET to discuss the company’s 2008 first quarter results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers). On-demand replay of the webcast will be available from approximately 11:00 a.m. ET today at the same web address.

Merrill Lynch is one of the world's leading wealth management, capital markets and advisory companies with offices in 40 countries and territories and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.

Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations and intentions, strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC’s website, www.sec.gov.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch’s financial performance and identifying trends.

(1) ABS CDOs are defined as collateralized debt obligations comprised of asset-backed securities.

(2) See Merrill Lynch’s Investor Relations website at www.ir.ml.com for a reconciliation of non-GAAP measures.

(3) Net exposures for commercial real estate at December 28, 2007 have been adjusted from $18 billion as previously reported to $22 billion, to include commercial loans from First Republic and reclassify certain trading positions at year end.

(4) See Merrill Lynch’s Investor Relations website at www.ir.ml.com for a reconciliation of adjusted book value.